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CYTOKINETICS ANNOUNCES STRATEGIC RESTRUCTURING

Company Aligns Resources to Focus on the Late-Stage Development
of CK-2017357 in ALS and Omecamtiv Mecarbil in Heart Failure

South San Francisco, CA, October 18, 2011 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced plans today to restructure the company’s workforce and operations in connection with its commitment to focus resources primarily on the development of its later-stage development programs, CK-2017357 and omecamtiv mecarbil. As its first priority, the company intends to focus its resources on the partnering and advancement of CK-2017357, including the planning and initiation of a clinical trial in amyotrophic lateral sclerosis (ALS) patients that may potentially serve as a registration trial. Additionally, Cytokinetics plans to retain a smaller, but fully integrated, R&D organization focused to the advancement of its follow-on skeletal muscle troponin activator program and certain other research and development programs also directed to muscle biology.

“This strategic restructuring is a necessary step and consistent with our commitment to advance CK-2017357 in ALS towards potential registration and also to support our collaboration with Amgen for the development of omecamtiv mecarbil in heart failure. Alongside our continuing plans to seek a partnership for our skeletal muscle troponin activator program, we are also pursuing other sponsored research deals and remain confident that we are moving towards potential deals intended to permit us to maintain integrated R&D capabilities,” stated Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “It is extremely difficult to part ways with friends and colleagues who have devoted so extensively to our maturing company over the years. We want to express our deepest appreciation to them and their families. They have contributed importantly to Cytokinetics and we are grateful for their dedication as well as their insights, diligence and innovation which have propelled the company forward and challenged us to be our best.”

With the changes announced today, Cytokinetics retains the functional abilities required to meet its obligations to its collaboration partner, Amgen, and under its grant from the National Institute of Neurological Disorders and Stroke. Furthermore, as the company is retaining key capabilities, it believes its ongoing and future business development activities will not be materially affected. If Cytokinetics cannot secure funding in connection with a partnership or from other sources for CK-2017357 and its follow-on skeletal muscle troponin activator compounds, the company may need to consider other options, including additional headcount reductions, to enable the further advancement of this program.

Realignment and Workforce Reductions:

Following the implementation of this restructuring program, Cytokinetics will have reduced its workforce to 83 people. The company is providing severance, employee benefit continuation and career transition assistance to the employees directly affected by the restructuring. Cytokinetics anticipates incurring restructuring charges of approximately $1.3 million in the fourth quarter of 2011, primarily associated with personnel-related termination costs which may increase later in the year, depending on potential facility-related charges and other write downs that have not yet been finalized.

The Company estimates its operating expenditures on a cash basis for the nine months of 2011 were approximately $36.0 to $37.0 million. As a result of today’s restructuring and other recent expense reductions, Cytokinetics plans to provide further guidance on reduced cash operating expenses for 2011 on its third quarter conference call on October 27, 2011.

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and medical conditions. Cytokinetics’ lead drug candidate from its cardiac muscle contractility program, omecamtiv mecarbil (formerly CK-1827452), is in clinical development for the potential treatment of heart failure. Amgen Inc. holds an exclusive license worldwide (excluding Japan) to develop and commercialize omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercialization participation rights. Cytokinetics is independently developing CK-2017357, a skeletal muscle activator, as a potential treatment for diseases and conditions associated with aging, muscle wasting or neuromuscular dysfunction. CK-2017357 is currently the subject of a Phase II clinical trials program and has been granted orphan-drug designation by the U.S. Food and Drug Administration for the potential treatment of amyotrophic lateral sclerosis (ALS), a debilitating disease of neuromuscular impairment in which CK-2017357 demonstrated potentially clinically relevant pharmacodynamic effects in a Phase IIa trial. Cytokinetics is also conducting research and non-clinical development of compounds that inhibit smooth muscle contractility and which may be useful as potential treatments for diseases and conditions associated with excessive smooth muscle contraction, such as bronchoconstriction associated with asthma and chronic obstructive pulmonary disorder (COPD). In addition, prior Cytokinetics’ research generated three anti-cancer drug candidates that have progressed into clinical development: ispinesib, SB-743921 and GSK-923295. All of these drug candidates and potential drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the anticipated restructuring costs that Cytokinetics will incur and the anticipated timing for the provision of further guidance on expected cash operating expenses for 2011; Cytokinetics’ plans to initiate and conduct a potential registration clinical trial for CK-2017357 and other planned research and development activities; Cytokinetics’ prospects for entering into a partnership relating to its skeletal muscle troponin activator program (including for CK-2017357) or sponsored research deals, the anticipated benefits of such partnerships or sponsored research deals, and the effects of the restructuring on its business development activities; and the properties and potential benefits of CK-2017357, omecamtiv mecarbil and Cytokinetics’ other drug candidates and potential drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration (FDA) or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, the FDA may not grant CK-2017357 orphan drug exclusivity in ALS even if it is approved for marketing, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products on acceptable terms, if at all; funding from the National Institute of Neurological Disorders and Stroke may not be available in future periods; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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